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                                                                       Exhibit 3


                  UNANIMOUS WRITTEN CONSENT OF SOLE STOCKHOLDER

                              IN LIEU OF A MEETING

                     INTERNATIONAL LEASE FINANCE CORPORATION

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      The undersigned, being the holder of 35,818,122 shares of the outstanding
Capital Stock of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Corporation"), acting pursuant to Section 603(a) of the California General Corporation Law, does hereby consent to and direct the following actions:

      RESOLVED, that Section 2.1 of the By-Laws of the Corporation is hereby amended to read in its entirety as follows:

            Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of not less than seven nor more than 21 members, the number thereof to be determined from time to time by the Board; provided, however, that in determining the number of directors no account shall be taken of any non-voting director, including any advisory or honorary director, that may be elected from time to time by a majority of the Board of Directors. The number of directors may be increased by amendment of these by-laws by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon, and by like vote the additional directors may be elected to hold office until the next succeeding annual meeting of stockholders and until their respective successors are elected and qualified or until their respective earlier resignations or removals. Directors need not be stockholders.
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            RESOLVED, that the following individuals are hereby elected as
            Directors of the Corporation, to hold office until the next Annual Meeting of the Shareholder of the Corporation and until the election and qualification of their successors:

                  William N. Dooley
                  Leslie L. Gonda
                  Louis L. Gonda
                  Maurice R. Greenberg
                  Alan H. Lund
                  Edward E. Matthews
                  John L. Plueger
                  Howard I. Smith
                  Steven F. Udvar-Hazy



        Dated: January 2, 2002

                                                   NATIONAL UNION FIRE INSURANCE
                                                     COMPANY OF PITTSBURGH, PA.

                                                   By   /s/ Elizabeth M. Tuck
                                                       -------------------------
                                                             Elizabeth M. Tuck
                                                                Secretary